                                                                  Exhibit (g)(v)

                              YEARLY RENEWABLE TERM
                              REINSURANCE AGREEMENT

                                 EFFECTIVE AS OF
                 SEPTEMBER 1, 1996, FOR FACULTATIVE REINSURANCE

                                       AND

                    MARCH 1, 1997, FOR AUTOMATIC REINSURANCE

                                     BETWEEN

                     SECURITY EQUITY LIFE INSURANCE COMPANY
                                       OF
                                ARMONK, NEW YORK,

             REFERRED TO IN THIS AGREEMENT AS "SECURITY EQUITY," AND

                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                       OF
                              FORT WAYNE, INDIANA,

                   REFERRED TO IN THIS AGREEMENT AS "LINCOLN."

                                                  INSPECTED BY /s/ EIC
                                                               --------------

                                                  DATE 5/21/97

                                                  DOC 961863.AGM

                                                  CCN/AGMT. NO. 3509 / 4

                                TABLE OF CONTENTS

Reinsurance Coverage                                                                            1
Automatic Reinsurance                                                                           1
Facultative Reinsurance                                                                         2
Continuations                                                                                   3
Terms of Reinsurance                                                                            4
Payments by Security Equity                                                                     5
Payments by Lincoln                                                                             6
Reinsurance Administration                                                                      6
Settlement of Claims                                                                            6
Reinstatements                                                                                  8
Reductions in Insurance                                                                         8
Increases in Policy Net Amount at Risk                                                          8
Changes in Retention                                                                            9
Assignment of Reinsurance                                                                      10
Material Changes                                                                               10
Errors                                                                                         11
Audits of Records and Procedures                                                               11
Arbitration                                                                                    11
Insolvency of Security Equity                                                                  12
Offset                                                                                         13
Parties to the Agreement                                                                       13
Commencement and Termination                                                                   13
Entire Agreement                                                                               14
Deferred Acquisition Cost Tax Election                                                         14
Definitions                                                                                    15
Execution                                                                                      17

         LIFE BENEFITS SCHEDULE                                                                19
         EXHIBIT I-A                                                                           22
         EXHIBIT I-B                                                                           23
         ADMINISTRATION SCHEDULE                                                               24
         PREMIUM SCHEDULE                                                                      28
         ARBITRATION SCHEDULE                                                                  30
         INCREASING POLICY ADDENDUM                                                            32

REINSURANCE COVERAGE

A. Security Equity agrees to cede, and Lincoln agrees to accept, reinsurance of the Policies specified in the Life Benefits Schedule. (The term "Policies" and certain other terms used in this Agreement are defined in the "Definitions" article.)

B. The death benefits provided by the Policies are reinsured. Supplemental benefits are reinsured if and as specified in applicable Addenda.

C.       Security Equity agrees to either

         (l)      cede reinsurance of a Policy to Lincoln as Automatic
                  Reinsurance;

         (2) submit the Policy to Lincoln for consideration as Facultative Reinsurance; or

         (3)      cede reinsurance of a Policy as a Continuation.

AUTOMATIC REINSURANCE

A. Security Equity agrees to cede the Reinsurance Amount of a Policy as Automatic Reinsurance if the following conditions are met:

         (1) it retains its Retention on the insured life when the Policy is issued;

         (2) it underwrites and issues the Policy in accordance with its normal individual life; insurance underwriting rules and practices previously disclosed to Lincoln;

         (3) the sum of (a) and (b) does not exceed the sum of its Retention and the Automatic Limit, where (a) equals the amount of individual life insurance issued by Security Equity then in force on the insured life, or in the case of individual life insurance with increasing death benefits, the Ultimate Amount of such policies, and (b) equals the amount of life insurance currently being applied for from Security Equity, or in the case of individual life insurance with increasing death benefits, the Ultimate Amount;

         (4) the sum of (a) and (b) does not exceed the Participation Limit, where (a) equals the amount of individual life insurance then in force on the insured life in all companies, or in the case of individual life insurance with increasing death benefits, the Ultimate Amount of such policies, and (b) equals the amount currently applied for


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

                  on the insured life from all companies, or in the case of individual life insurance with increasing death benefits, the Ultimate Amounts;

         (5) it has not submitted a facultative application to Lincoln or any other insurance or reinsurance company for reinsurance of the current application; and

         (6)      the Policy is not a Continuation.

B. Policies issued pursuant to any special underwriting program adopted by Security Equity may be ceded as Automatic Reinsurance only with Lincoln's consent to reinsure such Policies.

C. A Policy shall not be ceded as Automatic Reinsurance if the Reinsurance Amount of the Policy is less than the minimum cession amount specified in the Administration Schedule.

FACULTATIVE REINSURANCE

A. Security Equity agrees to submit Policies not satisfying the conditions for Automatic Reinsurance, and Policies which it does not wish to cede as Automatic Reinsurance, for consideration by Lincoln as Facultative Reinsurance. Security Equity may also submit for consideration as Facultative Reinsurance any individual life insurance issued on a Policy form that is not specified in the Life Benefits Schedule provided reinsurance terms and conditions are established and agreed upon by means of the Facultative Reinsurance application process.

B. Policies issued pursuant to Security Equity's Guaranteed, Issue or Simplified Issue special underwriting programs may be ceded to Lincoln as Facultative Reinsurance, provided Security Equity has issued such Policies in accordance with the Underwriting Guidelines set forth in Exhibits 1-A and I-B and has accepted Lincoln's facultative offer to reinsure.

C. An application for Facultative Reinsurance shall be made in the manner set forth in the Administration Schedule. Copies of all information which Security Equity has pertaining to the insurability of the proposed insured, including written summaries of any such information which cannot be copied, shall accompany the application.

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

D. Upon receipt of an application, Lincoln agrees to promptly examine the underwriting information and communicate

         (1)      an offer to reinsure the Policy as applied for;

         (2)      an offer to reinsure the Policy other than as applied for;

         (3) an offer to reinsure the Policy subject to the satisfaction of additional underwriting requirements;

         (4)      a request for additional underwriting information; or

         (5)      its unwillingness to make an offer to reinsure the Policy.

E. To accept an offer to reinsure made by Lincoln, Security Equity agrees to (1) satisfy any conditions stated in the offer to reinsure and (2) follow the procedure for placing reinsurance into effect as specified in the Administration Schedule.

F. Security Equity agrees to inform Lincoln immediately of any additional information pertaining to the insurability of a proposed insured which is brought to Security Equity's attention before the completion of the procedures for accepting Lincoln's offer to reinsure. Upon its receipt of such information, Lincoln may withdraw or modify its earlier offer to reinsure.

G. The terms of an offer to reinsure shall supercede the terms of this Agreement to the extent of any conflicts between the parties. Otherwise, reinsurance of a Policy ceded as Facultative Reinsurance shall be in accordance with the terms of this Agreement.

CONTINUATIONS

A. If Security Equity issues a Continuation of a Policy within its normal continuation rules and practices, it agrees to reinsure the Continuation with Lincoln. Reinsurance shall continue (1) under the reinsurance agreement between Security Equity and Lincoln which provides reinsurance of the Policy form of the Continuation or (2) under this Agreement if there is no such agreement.

B. A Policy which is a Continuation of a Policy that was not previously reinsured with Lincoln may only be reinsured under this Agreement with the written consent of Lincoln and the original reinsurer.

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

C. If the original Policy was ceded to Lincoln as Facultative Reinsurance and Security Equity approves an increase in the face amount of the Continuation based upon receipt of any new information pertaining to the insurability of the proposed insured, Security Equity agrees to submit the Continuation to Lincoln for consideration as Facultative Reinsurance. In such case, Lincoln shall only be bound to reinsure the Continuation in accordance with its offer to reinsure the Continuation.

D. Reinsurance at issue of the Continuation shall not exceed the Reinsured Net Amount at Risk of the original Policy immediately prior to the issuance of the Continuation.

E. Premiums payable for reinsurance of a Continuation shall be calculated using the rate schedule applicable to the Policy form of the Continuation as specified in the Premium Schedule. If there is no rate schedule applicable to the Policy form of the Continuation, reinsurance premiums shall be payable using the rate schedule applicable to the original Policy.

F. If the Continuation results in a change in the life status of the insured risk from a single-insured plan to a joint- or multiple-insured plan, Lincoln must consent to the Continuation.

TERMS OF REINSURANCE

A. The plan of reinsurance shall be yearly renewable term reinsurance of the Reinsured Net Amount at Risk of a Policy.

B. Reinsurance of a Policy shall commence on the Policy date, except (1) in the case of Facultative Reinsurance, reinsurance shall commence on the Policy date only if Lincoln's offer to reinsure is the best offer of reinsurance received by Security Equity as determined by Security Equity's published reinsurance placement rules in effect as of such date, and (2) if a premium receipt is issued by Security Equity in connection with an application for the Policy, reinsurance shall commence prior to the Policy date only if and as specified in a Premium Receipt Addendum.

C. Security Equity agrees not to use Lincoln's name in connection with the sale of the Policies.

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

D. In no event shall reinsurance under this Agreement be in force with respect to a Policy unless the issuance and delivery of the Policy is in compliance with the laws of all applicable jurisdictions and Security Equity's corporate charter.

E. Security Equity agrees to maintain reinsurance of a Policy in force in accordance with the terms of this Agreement for as long as its Policy remains in force.

PAYMENTS BY SECURITY EQUITY

A. Security Equity agrees to pay Lincoln premiums for reinsurance of a Policy equal to the appropriate rate specified in the Premium Schedule times the Reinsured Net Amount at Risk of the Policy.

B. The Premium Schedule specifies other monetary amounts which Security Equity agrees to take into account when calculating the amount due Lincoln.

C. Reinsurance premiums shall be due and payable as specified in the Administration Schedule.

D. The payment of reinsurance premiums shall be a condition precedent to the liability of Lincoln under this Agreement. If reinsurance premiums are not paid when due, Lincoln may give Security Equity thirty (30) days' written notice of its intent to terminate reinsurance because of Security Equity's failure to pay reinsurance premiums. Reinsurance of all Policies having reinsurance premiums in arrears shall terminate as of the date to which reinsurance premiums had previously been paid unless all premiums in arrears are paid before the end of the thirty
         (30) day notice period. If reinsurance on any Policy terminates because of Security Equity's failure to pay reinsurance premiums, reinsurance of Policies with premiums subsequently becoming due shall automatically terminate as of the date on which new reinsurance premiums become due.

E. So that Lincoln need not maintain deficiency reserves in connection with reinsurance premiums payable pursuant to this Agreement, the premium rates specified in the Premium Schedule shall only be guaranteed for one Policy year. Nevertheless, Lincoln shall anticipate continuing to accept reinsurance on the basis of such rates for all Policies originally ceded pursuant to such rates.

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

PAYMENTS BY LINCOLN

A. Lincoln agrees to pay Security Equity the Reinsured Net Amount at Risk of any claim paid by Security Equity pursuant to a Policy in accordance with the "Settlement of Claims" article.

B. Lincoln agrees to pay the Claims Ratio of any expenses incurred in connection with Policy claims except as set forth in the "Settlement of Claims" article.

C. The Premium Schedule specifies other monetary amounts that Lincoln agrees to pay Security Equity pursuant to this Agreement.

REINSURANCE ADMINISTRATION

         The methods for placing reinsurance into effect, for paying reinsurance premiums, and for notifying Lincoln of Policy lapses, reinstatements, reductions, Continuations, increases in the Reinsured Net Amount at Risk; and of other changes affecting reinsurance shall be specified in the Administration Schedule.

SETTLEMENT OF CLAIMS

A. Security Equity agrees to give Lincoln prompt written notice of its receipt of any claim on a Policy and to keep Lincoln informed of any legal proceedings or settlement negotiations in connection with a claim. Copies of written materials relating to such claim, legal proceedings or negotiation shall be furnished to Lincoln upon request.

B. Security Equity's obligation to provide notice of a claim on a Policy shall not be construed as a condition precedent to Lincoln's obligation to pay the claim. Security Equity's failure to provide notice shall be considered a breach of a promise which may entitle Lincoln to damages.

C. Security Equity agrees to act in accord with its standard practices applicable to all claims in enforcing the terms and conditions of the Policies and with respect to the administration, negotiation, payment, denial, or settlement of any claim or legal proceeding.

D. Lincoln agrees to accept the good faith decision of Security Equity in payment or settlement of any claim for which Lincoln has received the required notice. Lincoln agrees to pay Security Equity the Reinsured Net Amount at Risk on which reinsurance premiums have been computed upon

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

         receiving proper evidence that Security Equity has paid a Policy claim. Payment of the Reinsured Net Amount at Risk on account of death shall be made in one lump sum.

E. Lincoln's liability shall include indemnification of the Claims Ratio of any expenses incurred by Security Equity in defending or investigating a Policy claim with the exception of

         (1)      salaries of employees or other internal expenses of Security
                  Equity;

         (2)      routine investigative or administrative expenses;

         (3) expenses incurred in connection with a dispute arising out of conflicting claims of entitlement to proceeds of a Policy that Security Equity admits are payable;

         (4)      any gratuitous payments made by Security Equity; and

         (5) any punitive damages awarded against Security Equity, and expenses incurred in connection with such damages, that are based on the acts or omissions of Security Equity or its agents.

F. Lincoln agrees to hold Security Equity harmless from certain expenses and liabilities that result from Lincoln's own acts or omissions as provided in this section. For this purpose, Lincoln agrees to indemnify Security Equity for Lincoln's equitable share of those punitive and exemplary damages awarded against Security Equity, and expenses incurred in connection with a claim for such damages, if (1) Lincoln actively participated in the acts or omissions, including the decision to deny a claim for Policy benefits, and (2) those acts or omissions serve as a material basis for the punitive or exemplary damages. Lincoln's equitable share shall be determined by an assessment of Lincoln's participation in the particular case.

G. If Security Equity should contest or compromise any claim and the amount of Security Equity's liability is thereby reduced, Lincoln's liability shall be reduced by the Claims Ratio of the reduction.

H. If Security Equity should recover monies from any third party in connection with or arising out of any Policy, Security Equity agrees to pay Lincoln the Claims Ratio of the recovery.

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

I. If the amount of insurance provided by a Policy is increased or reduced because of a misstatement of age or sex, Lincoln's liability shall be increased or reduced by the Claims Ratio of the amount of the increase or reduction.

J. If Security Equity pays interest on a claim, Lincoln agrees to pay the interest on the Reinsured Net Amount at Risk computed at the same rate and for the same period as that paid by Security Equity, but in no event later than the date the claim is finally adjudicated by Security Equity.

K. If Security Equity is required to pay penalties and interest imposed automatically by statute, Lincoln shall indemnify Security Equity for the Claims Ratio of such penalties and interest.

REINSTATEMENTS

A. If Security Equity reinstates a lapsed Policy in accordance with the terms of the Policy and Security Equity's underwriting rules and practices, Lincoln agrees to reinstate reinsurance of the Policy automatically unless Lincoln's offer to reinsure the Policy specifies that reinsurance of the Policy may only be reinstated as Facultative Reinsurance.

B. If Security Equity collects premiums in arrears from the policyholder of a reinstated Policy, it agrees to pay Lincoln all corresponding reinsurance premiums in arrears in connection with the reinstatement, plus Lincoln's Proportionate Share of any interest received by Security Equity in connection with the reinstatement.

REDUCTIONS IN INSURANCE

         If individual life insurance on a life reinsured under this Agreement terminates, the Reinsurance Amount shall be reduced as specified in the Administration Schedule.

INCREASES IN POLICY NET AMOUNT AT RISK

A. If the Policy Net Amount at Risk on a Policy increases and the increase is subject to Security Equity's underwriting approval, the Reinsured Net Amount at Risk of the Policy shall only increase if the conditions of either the "Automatic Reinsurance" or "Facultative Reinsurance" articles are satisfied.

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

B. If the Policy Net Amount at Risk on a Policy increases causing the Reinsured Net Amount at Risk to exceed the Reinsurance Amount, and the increase is not subject to Security Equity's underwriting approval, Lincoln agrees to accept a portion of such increases only if and as specified in an Increasing Policy Addendum.

CHANGES IN RETENTION

A. If Security Equity increases its Retention on new Policies, it agrees to notify Lincoln in writing within sixty (60) days of such increase. The notice shall specify the new Retention and the Effective Date thereof.

B. Whenever Security Equity increases its Retention on new Policies, it also agrees to indicate in its notice whether it wishes to (1) continue its previous Retention on in force Policies or (2) increase its Retention on in force Policies and recapture reinsurance. If Security Equity elects (2), Security Equity's new Retention on an in force Policy shall be calculated using the insured's age, mortality class, Policy form, and country of residence at issue of the Policy.

C. If Security Equity elects to increase its Retention on in force Policies pursuant to section B, its new Retention for such Policies shall become effective on the later of (1) the reinsurance renewal date of the Policy first following the effective date of its new Retention for new Policies and (2) the Policy anniversary date specified in the Administration Schedule. If Security Equity fails to initiate recapture of reinsurance within one hundred and eighty (180) days of when the first of its Policies becomes eligible for recapture, its election to recapture reinsurance shall be considered waived.

D. If an in force Policy is subject to a waiver of premium claim on the date the Policy qualifies for a new Retention, the new Retention shall nonetheless become effective on such date for purposes of life reinsurance.

E. Security Equity may only elect to increase its Retention on in force Policies if

         (1) it maintained a Retention greater than $0 at the time the Policy was issued and retained its Retention at such time;

         (2)      it increases its Retention on all eligible in force Policies;
                  and

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

         (3) it retains the insurance recaptured from Lincoln at its own risk without benefit of any proportional or nonproportional reinsurance other than catastrophe accident reinsurance.

F.       Notwithstanding the preceding:

         (1) the recapture of the Reinsurance Amount shall be limited to Lincoln's portion of all reinsurance ceded by Security Equity on the Policy; and

         (2) if Security Equity gives notice of its intent to increase its Retention on in force Policies within five (5) years following a merger with another insurance company or the date it accepts the Policies by means of an assignment, the new Retention applicable to such Policies shall be limited to one hundred and fifty percent (150%) of the original reinsured's pre-merger or preassignment Retention.

G. For purposes of this article, Continuations shall be considered issued on the issue date of the original Policy.

ASSIGNMENT OF REINSURANCE

         If Security Equity sells, assumption reinsures or otherwise transfers the Policies to another insurer, it agrees to require that the other insurer assume all rights and obligations of Security Equity under this Agreement. Lincoln may object to any such transfer that would result in a material adverse economic impact to Lincoln. If Lincoln so objects, Security Equity and Lincoln agree to mutually calculate a termination charge that shall be paid by Security Equity to Lincoln upon the transfer and this Agreement shall be terminated with respect to all Policies transferred by Security Equity.

MATERIAL CHANGES

A. Security Equity agrees to notify Lincoln in writing of any anticipated Material Change in any terms or conditions of the Policies, in Security Equity's underwriting rules and practices applicable to the Policies or in Security Equity's claims practices and procedures.

B. In the event of a Material Change to the Policies, to Security Equity's underwriting rules and practices or to its claims practices and procedures, Lincoln may at its option

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

         (1) continue to reinsure the Policies under current terms;

         (2) reinsure Policies under modified terms to reflect the Material Change; or

         (3) consider future Policies as issued in a Policy form that is not reinsured under this Agreement.

ERRORS

A. Any Error by either Security Equity or Lincoln in the administration of reinsurance under this Agreement shall be corrected by restoring both Security Equity and Lincoln to the positions they would have occupied had no Error occurred. Any monetary adjustments made between Security Equity and Lincoln to correct an Error shall be without interest.

B. When a party claims that an Error should be corrected pursuant to section A, that party agrees to investigate whether other instances of the Error have also occurred and agrees to report its findings to the other party.

AUDITS OF RECORDS AND PROCEDURES

A. Lincoln or Security Equity may audit, at any reasonable time and at its own expense, all records and procedures relating to reinsurance under this Agreement. The party being audited agrees to cooperate in the audit, including providing any information requested by the other in advance of the audit.

B. Upon request, Security Equity agrees to furnish Lincoln with copies of any underwriting information in Security Equity's files pertaining to a Policy.

ARBITRATION

A. If Security Equity and Lincoln cannot mutually resolve a dispute that arises out of or relates to this Agreement, the dispute shall be decided through arbitration as specified in the Arbitration Schedule. The arbitrators shall base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of applicable law. There shall be no appeal from their decision, except that either party may petition a court having jurisdiction over the parties and the subject matter to reduce the arbitrators' decision to judgement.

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

B. The parties intend this article to be enforceable in accordance with the Federal Arbitration Act (9 U.S.C. Sections Sections 1 et seq.), including any amendments to that Act which are subsequently adopted. If either party refuses to submit to arbitration as required by section A, the other party may request a United States Federal District Court to compel arbitration in accordance with the Federal Arbitration Act. Both parties consent to the jurisdiction of such court to enforce this article and to confirm and enforce the performance of any award of the arbitrators.

INSOLVENCY OF SECURITY EQUITY

A. In the event of the insolvency of Security Equity, all reinsurance shall be payable directly to the liquidator, receiver, or statutory successor of said Security Equity by Lincoln on the basis of the liability of Security Equity under the reinsured policies, without diminution because of the insolvency of Security Equity.

B. In the event of the insolvency of Security Equity, the conservator, liquidator, or statutory successor shall give the Lincoln written notice of the pendency of a claim on a policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, Lincoln may investigate such claim and interpose in the name of Security Equity (its liquidator, receiver, or statutory successor), but at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which Lincoln may deem available to Security Equity or its liquidator, receiver, or statutory successor.

C. The expense thus incurred by the Lincoln shall be chargeable, subject to court approval, against Security Equity as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to Security Equity solely as a result of the defense undertaken by the Lincoln. Where two (2) or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense shall be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by Security Equity.

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

OFFSET

         Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either Security Equity or Lincoln with respect to this Agreement or any other reinsurance agreement between the parties, shall be offset and only the balance allowed or paid. If either Security Equity or Lincoln is then under formal insolvency proceedings, this right of offset shall be subject to the laws of the state exercising primary jurisdiction over such proceedings.

PARTIES TO THE AGREEMENT

         This is an Agreement for indemnity reinsurance solely between Security Equity and Lincoln. The acceptance of reinsurance under this Agreement shall not create any right or legal relation whatever between Lincoln and an insured, policyholder, beneficiary, or any other party to or under any Policy.

COMMENCEMENT AND TERMINATION

A. This Agreement shall be effective as of the date set forth on the cover page.

B. Either Security Equity or Lincoln may terminate this Agreement for new reinsurance by giving ninety (90) days' written notice to the other party. In such case, Security Equity agrees to continue to cede, and Lincoln agrees to continue to accept, reinsurance in accordance with this Agreement of Policies issued prior to the expiration of the ninety
         (90) day period. All reinsurance that has been placed in effect prior to such date shall remain in effect in accordance with the terms of this Agreement, until the earlier of (1) the termination or expiration of the Policy and (2) the termination of this Agreement pursuant to sections C or D below.

C. Reinsurance of a Policy shall terminate as of the reinsurance premium renewal date on which the Reinsured Net Amount at Risk for such Policy is less than the automatic termination amount specified in the Administration Schedule, provided the reinsurance has been in force for the period specified in the Administration Schedule.

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

D. Lincoln may terminate all reinsurance under this Agreement in accordance with section D of the "Payments by Security Equity" article if Security Equity fails to pay reinsurance premiums when due.

ENTIRE AGREEMENT

A. This Agreement represents the entire agreement between Security Equity and Lincoln and supercedes any prior oral or written agreements between the parties regarding its subject matter.

B. No modification of this Agreement shall be effective unless set forth in a written amendment executed by both parties.

C. A waiver of a right created by this Agreement shall constitute a waiver only with respect to the particular circumstance for which it is given and not a waiver in any future circumstance.

DEFERRED ACQUISITION COST TAX ELECTION

A. Lincoln and Security Equity each acknowledge that it is subject to taxation under Subchapter "L" of the Internal Revenue Code of 1986 (the "Code").

B. With respect to this Agreement, Lincoln and Security Equity agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued December 1992, whereby:

         (1) Each party agrees to attach a schedule to its federal income tax return which identifies this Agreement for which the joint election under the Regulation has been made;

         (2) The party with net positive consideration, as defined in the Regulation promulgated under Code Section 848, for this Agreement for each taxable year, agrees to capitalize specified Policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1);

         (3) Each party agrees to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency; and

961863.agm                                                               Page 14
3509/4

         (4) This election shall be effective for the year that this Agreement was entered into and for all subsequent years that this Agreement remains in effect.

DEFINITIONS

A. AUTOMATIC LIMIT - the amount specified in the Life Benefits Schedule used to calculate the maximum Reinsurance Amount that may be ceded as Automatic Reinsurance.

B. AUTOMATIC REINSURANCE - reinsurance satisfying certain conditions relating to the reinsurance as specified in the Agreement that is ceded to Lincoln without obtaining a specific offer to reinsure from Lincoln.

C. CLAIMS RATIO - the Reinsured Net Amount at Risk on which reinsurance premiums have been computed divided by the Policy Net Amount at Risk calculated as of the date of the last premium payment.

D. CONTINUATION - a new Policy replacing a Policy or a change in an existing Policy issued or made either (1) in compliance with the terms of the Policy or (2) without (a) the same new underwriting information Security Equity would obtain in the absence of the Policy, (b) a suicide exclusion or contestable period as long as those contained in other new issues of Policies, or (c) the payment of the same commissions in the first year that Security Equity would have paid in the absence of the original Policy.

E. EFFECTIVE DATE - the date specified on the cover page on which this Agreement becomes binding on Security Equity and Lincoln.

F. ERROR - any isolated deviation from the terms of this Agreement resulting from the act or omission of an employee of either Security Equity or Lincoln whose principal function relates to the administration of reinsurance, whether such deviation results from inadvertence or a mistake in judgment. "Error" shall not include any failure to comply with the terms of an offer of Facultative Reinsurance or any negligent or deliberate deviation from the terms of this Agreement.

G. FACULTATIVE REINSURANCE - reinsurance that is ceded to Lincoln only after Security Equity has obtained and accepted a specific offer to reinsure made by Lincoln. Such reinsurance may be ceded to Lincoln only upon the terms

961863.agm                                                               Page 15
3509/4
         specified by Lincoln in its offer to reinsure and the terms of this Agreement that do not conflict with the specific offer to reinsure.

H. LINCOLN'S PROPORTIONATE SHARE - the Reinsurance Amount divided by the death benefit of a Policy as of the date of issue or as of the date of a subsequent change to the Policy that affects the Reinsurance Amount.

I. MATERIAL CHANGE - a change that a prudent insurance or reinsurance executive would consider as likely to impact upon a party's financial experience under this Agreement.

J. PARTICIPATION LIMIT - the amount specified in the Life Benefits Schedule used as a condition for ceding Automatic Reinsurance.

K. POLICY - an individual life insurance contract issued by Security Equity on any of the Policy forms specified in the Life Benefits Schedule. A "Policy" shall include any attached riders and endorsements specified in the Life Benefits Schedule or any Addendum to this Agreement.

L. POLICY NET AMOUNT AT RISK - on the reinsurance premium renewal date, the death benefit of a Policy less either the terminal reserve or, in the case of interest sensitive Policies, the accumulation account or cash value on the Policy, such difference taken to the nearest dollar. The terminal reserve or cash value shall be disregarded if a Policy is on either a level term plan of twenty (20) years or less or on a decreasing term plan. The basis for determining the Policy Net Amount at Risk may be modified with the consent of both Security Equity and Lincoln without the need for a formal amendment of this Agreement.

M. REINSURANCE AMOUNT - the Policy death benefit at issue less any accumulative value, if applicable, less the Retention on the Policy times the percentage of Automatic Reinsurance ceded to Lincoln as specified in the Life Benefits Schedule. For Facultative Reinsurance, the "Reinsurance Amount" is that amount of the Policy death benefit at issue for which Security Equity accepts Lincoln's offer to reinsure.

N. REINSURED NET AMOUNT AT RISK - Lincoln's Proportionate Share times the Policy Net Amount at Risk.

O. RETENTION - the amount specified in the Life Benefits Schedule that is held by Security Equity at its own risk on a life without the benefit of proportional reinsurance. In calculating the Retention, the sum retained by Security

961863.agm                                                               Page 16
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

         Equity on the life and in force as of the date of issue of the Policy shall be taken into account.

P. ULTIMATE AMOUNT - the projected maximum Policy Net Amount at Risk that a Policy could achieve based on reasonable assumptions made about the operation of certain characteristics of the Policy form.

EXECUTION

         Security Equity and Lincoln, by their respective officers, executed this Agreement in duplicate on the dates shown below. As of the Effective Date, this Agreement consists of:

                  - this Yearly Renewable Term Reinsurance Agreement numbered 4;

                  -        a Life Benefits Schedule;

                  -        an Administration Schedule;

                  -        a Premium Schedule;

                  -        an Arbitration Schedule; and

                  -        an Increasing Policy Addendum.

961863.agm                                                               Page 17
3509/4

SECURITY EQUITY LIFE INSURANCE COMPANY

Signed at         Armonk, NY

By:      /s/ Judith A. Maron
         -----------------------------------

Title:   2nd Vice President

Date:    7/8/97

By:      /s/ L. Pieroni
         -----------------------------------

Title:   VP & CFO

Date:    7/8/97

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Signed at Fort Wayne, Indiana

By:      /s/  James B. Keller
         -----------------------------------
         Second Vice President

Date     3/22/97

By:      /s/  Elena Giler
         ---------------------------
         Assistant Secretary

Date     May 21, 1997

961863.agm                                                               Page 18
3509/4

                             LIFE BENEFITS SCHEDULE
         (Effective as of September 1, 1996, for Facultative Reinsurance
                  and March 1, 1997, for Automatic Reinsurance)
                                       to
                               Agreement Number 4

         POLICIES REINSURED: Security Equity agrees to cede reinsurance in the listed percentages of Policies issued on the following Policy forms with issue dates from and until the dates listed below to insureds having surnames beginning with the letters of the alphabet shown. Any Addenda referred to in the last column shall also be applicable to reinsurance of the Policy.

                                                      Percent of
                             Reinsurance             Reinsurance          Issue Dates     Alpha       Applicable
    Policy Form                 Type               Ceded to Lincoln       From/Until      Split        Addenda
Individually
Underwritten
Single Life Variable
Universal Life               Facultative                100%              09-01-96/--      A-Z            IP
                             Automatic                   20               03/01/97/--      A-Z            IP

Guaranteed Issue*            Facultative                100%              09-01-96/--      A-Z            IP
                             Automatic                   20               03/01/97/--      A-Z            IP


Simplified Issue**           Facultative                100%              09-01-96/--      A-Z            IP
                             Automatic                   20               03/01/97/--      A-Z            IP

 * Guidelines are set forth in Exhibit 1-A.

** Guidelines are set forth in Exhibit 1-B.

961863.agm                                                               Page 19
3509/4

         RETENTION: Security Equity agrees to hold the following face amounts at its own risk on a life without the benefit of proportional reinsurance. In calculating its Retention, amounts retained by Security Equity on other individual life insurance Policies in force as of the issue date of the Policy shall be taken into account.

                Ages                      Standard - Table P

                All                       $125,000

         The above amount shall be exceed by as much as $25,000 in order to avoid reinsurance.

         AUTOMATIC LIMITS: To bind Automatic Reinsurance, the maximum amount of life insurance in force with Security Equity on a single life, or in the case of individual life insurance with increasing death benefits, the Ultimate Amounts, plus all amounts applied for from Security Equity on that life, or in the case of individual life insurance with increasing death benefits, the Ultimate Amounts, may not exceed the sum of the Retention on the life plus the following amounts.

                      Guaranteed Issue and Simplified Issue

               Ages             Standard-Table P        Over Table P

               20-70            $2,375,000                 None

                                 All Other Plans

     Ages              Standard-Table D     Tables E-P      Over Table P

     20-80              $4,875,000          $4,875,000          None
     81-85               1,875,000             None             None
     Over 85               None                None             None

961863.agm                                                               Page 20
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

         PARTICIPATION LIMITS: To bind Automatic Reinsurance, the sum of (1) the maximum amount of individual life insurance in force on the insured in all companies or, in the case of individual life insurance with increasing death benefits, the Ultimate Amounts, as of the Policy Date of a Policy and (2) the amount then being applied for by all companies, or in the case of individual life insurance with increasing death benefits, the Ultimate Amounts, on the insured, may not exceed the following amounts.

                      Guaranteed Issue and Simplified Issue

               Ages                      Standard-Table P

               20-70                        $3,000,000


                                 All Other Plans

          Ages                      Standard-Table D          Tables E-P

          20-80                       $20,000,000             $10,000,000
          81-85                        10,000,000                 None

961863.agm                                                               Page 21
3509/4

                                   EXHIBIT I-A
        (Effective as of September 1, 1996, for Facultative Reinsurance)
                                       to
                               Agreement Number 4

GUARANTEED ISSUE GUIDELINES

1.       Minimum of twenty-five (25) lives.

2. Actively-at-work for a minimum of five hundred (500) hours semiannually, and have not been hospitalized or absent from work for medical reasons for five (5) or more consecutive days in the past three
         (3) months.

3.       Coverage must be formula driven.

4. One hundred percent (100%) participation based on a clearly defined class of employees.

5. Owner and beneficiary must be legal residents of the United States or Canada or a corporation domiciled in the United States or Canada.

6.       Annual Guaranteed Issue increases are limited to ten percent (10%).

7.       Normal maximum issue age is sixty-five (65).

8. The cumulative increases in death benefit must not exceed the smaller of the initial face amount or $1,000,000.

961863.agm                                                               Page 22
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

                                   EXHIBIT I-B
        (Effective as of September 1, 1996, for Facultative Reinsurance)
                                       to
                               Agreement Number 4

SIMPLIFIED ISSUE GUIDELINES

1. Minimum of ten (10) to fifteen (15) lives depending on age distribution of group.

2. Actively-at-work for a minimum of five hundred (500) hours semiannually, and have not been hospitalized or absent from work for medical reasons for five (5) or more consecutive days in the past three
         (3) months.

3.       Coverage must be formula driven.

4. Seventy-five percent (75%) participation based on a clearly defined class of employees.

5. Owner and beneficiary must be legal residents of the United States or Canada or a corporation domiciled in the United States or Canada.

6.       Initial maximum coverage is $2,000,000 per life.

7.       Annual guaranteed issue increases are limited to ten percent (10%).

8.       Normal maximum issue age is seventy (70).

9. The cumulative increases in death benefit must not exceed the smaller of the initial face amount or $1,000,000.

1 hereby acknowledge and agree that the above conditions of Simplified Issue are met for:

Company Name: __________________________________________________________________

State of Issue: ________________________________________________________________

__________________________________________               _______________________
         Broker/Agent Name                                          Date

Description of formula for the death benefit: __________________________________

________________________________________________________________________________

________________________________________________________________________________

Business of Corporation:
                         _______________________________________________________

________________________________________________________________________________

                PLEASE SUBMIT A COPY OF THE CENSUS FOR THIS GROUP

961863.agm                                                               Page 23
3509/4

                             ADMINISTRATION SCHEDULE
         (Effective as of September 1, 1996, for Facultative Reinsurance
                  and March 1, 1997, for Automatic Reinsurance)
                                       to
                               Agreement Number 4

         TO PLACE REINSURANCE INTO EFFECT

         (1) For Automatic-Reinsurance: Security Equity agrees to cede Automatic Reinsurance of a Policy by including all required information about the Policy on the new business segment of the next self administered statement submitted in accordance with the Reports section below following issuance of the Policy.

         (2) For Facultative Reinsurance: Security Equity agrees to submit an application form for Facultative Reinsurance in substantial accord with the attached form. It agrees to allocate reinsurance in accordance with its published facultative placement rules among those reinsurers making facultative offers to reinsure a Policy. If according to such rules Lincoln's offer is the one Security Equity intends to accept, Security Equity shall cede Facultative Reinsurance of the Policy by including all required information about the Policy on the new business segment of the next self-administered statement submitted in accordance with the REPORTS section below within one hundred and twenty (120) days from the date of Lincoln's facultative offer or the date specified in Lincoln's approval of a written request from Security Equity to grant an extension to the facultative offer.

         MINIMUM CESSION REQUIREMENT

         There is no minimum cession requirement under this Agreement.

         REPORTS

         Within thirty (30) days following the end of each month, Security Equity agrees to send Lincoln the following three (3) reports:

                  (1) A BILLING STATEMENT containing Policy level detail in a form mutually acceptable to Security Equity and Lincoln. At a minimum, it shall contain the data elements specified in the attached Policy Detail Report. If the Policy contains supplemental benefits that are also reinsured, each segment of the Billing Statement shall include supplemental benefit detail.

961863.agm                                                               Page 24
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

         The Billing Statement shall be segmented as follows:

               - NEW ISSUES and first year premiums due for new reinsurance.

               - BALANCE OF FIRST YEAR POLICIES (Policies previously reported as new issues) and corresponding balance of first year reinsurance premiums due for the reporting period.

               - POLICIES WITH RENEWAL REINSURANCE PREMIUMS due during the reporting period.

               - POLICIES THAT HAVE UNDERGONE A CHANGE that affects reinsurance. Separate segments may be submitted for any change affecting reinsurance of a Policy, including

                           -        reissues,

                           -        reinstatements,

                           -        terminations,

                           -        reductions,

                           -        changes in Retention,

                           -        changes in mortality ratings,

                           -        issuance of a Continuation, and

                           - increases or decreases in the Net Amount at Risk

         (2) A SUMMARY ACCOUNTING REPORT that summarizes all financial transactions during the reporting period. The report shall separately total life and supplemental benefits for the first year reinsurance premiums are due, shall total life and supplemental benefits for renewal reinsurance premiums due, and shall identify all adjustments therefrom.

         (3) A POLICY EXHIBIT REPORT in substantial accord with the attached form that indicates in force reinsurance as of the beginning of the reporting period, increases during the reporting period (new reinsurance, reinstatements, recoveries, or other increases) and all decreases during the reporting period (terminations, reductions, surrenders, death claims or other decreases); and the resulting in force reinsurance as of the end of the reporting period.

         Security Equity agrees to send Lincoln within ten (10) working days following each quarter-end a RESERVE REPORT in substantial accord with the attached form.

         Lincoln may request a change in the reporting requirements in order to obtain data it reasonably needs to properly administer this Agreement or to prepare its financial statements.

961863.agm                                                               Page 25
3509/4

         REINSURANCE PREMIUMS DUE

         Reinsurance premiums are payable annually in advance and are due with the reports submitted pursuant to the REPORTS section above.

         INCREASE IN LIMIT OF RETENTION

         If Security Equity elects to increase its Retention on in force Policies, the increased Retention may not become effective for a Policy until the Policy's tenth (10th) anniversary date.

REDUCTIONS IN INSURANCE

         (1) For purposes of this section only, the term "Policy" shall refer to any life insurance issued by Security Equity on the insured person, whether or not reinsured with Lincoln.

         (2) If life insurance retained by Security Equity on an insured person reduces because a Policy on that life lapses or reduces in accordance with the terms of a policy, the Reinsurance Amount shall be reduced as of the effective date of the termination or reduction in insurance to restore, as far as possible, the Retention of Security Equity on the life.

         (3) Reinsurance shall first be reduced on the specific Policy that was terminated or reduced. The balance, if any, of the reduction in the Reinsurance Amount shall be applied to reinsurance of other policies on the life beginning with the first Policy issued.

         (4) Notwithstanding the preceding, the reduction of the Reinsurance Amount shall not exceed the amount of the reduction times Lincoln's share of the total reinsurance on the life prior to the reduction and shall not include any Policy ceded as Facultative Reinsurance on which, at the time of issue, Security Equity retained less than its Retention on the life.

         AUTOMATIC TERMINATION

         Reinsurance of a Policy shall continue regardless of the reduction of the amount of Reinsured Net Amount at Risk and reinsurance shall not automatically terminate as set forth in section C of the "Commencement and Termination" article.

961863.agm                                                               Page 26
3509/4

         CLAIMS ADMINISTRATION

         Claims shall be individually reported as incurred using a form in substantial accord with the attached form. Security Equity may take credit for unearned reinsurance premiums from the date of death to the next Policy paid to date on its next billing statement.

961863.agm                                                               Page 27
3509/4

________ NON-MEDICAL                   LINCOLN NATIONAL LIFE INSURANCE CO.  LOGO

------------------------------------------------------------------------------------------------------------------------------
                                                              STATE OF
______________          ___        _________     _____        _________         __________         _________         _________
INSURED'S NAME          SEX        BIRTHDATE     BIRTH        RESIDENCE         OCCUPATION         ISSUE AGE         AGE BASIS
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
______________          ___        _________     _____        _________         __________         _________         _________
JOINT INSURED           SEX        BIRTHDATE     BIRTH        RESIDENCE         OCCUPATION         ISSUE AGE         JOINT AGE
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
______________________     __________     ___________     _______________       ______       ____________      _____________
ORIGINAL POLICY NUMBER     ISSUE DATE     DATE OF APP     SHORT TERM FROM       PLAN(S)      RATE BOOK ED      RESERVE BASIS
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                          Check Reins. Prem. Type ________ SMOKER
CEDING COMPANY                                            _________ NON-SMOKER __________ AGGREGATE __________ OTHER PREF
------------------------------------------------------------------------------------------------------------------------------

                                    Life
                          BASE PLAN     TERM RIDER      DIS          ADB                  Will Policy Contain:
PREVIOUS IN FORCE      $ ___________   $ _________   $________  $ _________   - Aviation Exclusion Provision
PREVIOUS RETAINED        ___________     _________    ________    _________   - Guaranteed Insurability Option
ISSUED THIS POLICY       ___________     _________    ________    _________   - Increasing Insurance Rider
RETAINED THIS POLICY     ___________     _________    ________    _________   - Term Insurance Dividend Option
  IF SUBSTANDARD         ___________     _________    ________    _________   (Is option limited to cash value __ Yes  ___ No)
INSURED THIS CESSION     ___________     _________    ________    _________   - Check if Applicant has withheld MIB Authorization

                          FACULTATIVE UNDERWRITING DATA

Underwriting Papers: Check Appropriate Column

---------------------------------------------------------------------
                                            Date              Not
                          Attached       Outstanding        Obtained
                          --------       -----------        --------
Application                _____            _____             _____
Examination                _____            _____             _____
HOS                        _____            _____             _____
EKG(s)                     _____            _____             _____
X-Ray                      _____            _____             _____
1A - Blood Study           _____            _____             _____
APS Dr. ________           _____            _____             _____
    Dr. ________           _____            _____             _____
IR                         _____            _____             _____
Questionnaires             _____            _____             _____
Financial Data             _____            _____             _____
Other             (describe)       __________________________________

---------------------------------------------------------------------

Reason for submitting Facultatively

___ Other Automatic Limit           ___ Medical Reasons

___ Financial Reasons        ___ Other Non-Medical

        Describe _______________________________________

Has money been accepted with the Application: ___ Yes   ____ No

Is risk being submitted to other Reinsurer:  ____ Yes   ____ No

Other companion cases also submitted:

Remarks:

E: Unless otherwise stated, LNL's offer to reinsure is valid for 120 days from date of facultative underwriting action.

                                                         Underwriter ___________
                                                         Date __________________

TRANSACTION TYPE MUST BE INDICATED

                              POLICY DETAIL REPORT

                            _________________. 19 ___

For each Policy show:

-     Client Policy Number

-     Effective Date of Tape or
      Statement

-     Automatic/Facultative Indicator

-     Name

        - Last Name

        - First Name

        - Middle Initial

-     Gender

-     Date of Birth

-     Smoker Indicator

-     Original Plan Code

-     Issue Age

-     Table Rating

-     Flat EXTRA 1 Premium

-     Length of Flat EXTRA 1 (YR)

-     Flat EXTRA 2 Premium

-     Length of Flat EXTRA 2 (YR)

-     Current Amount Reinsured

-     Issue Month/Day/ Century/Year

-     Termination Date

-     Reinstate Date

-     Coverage Face

-     Direct Face Issued

-     Life Standard Premium

-     Life Substandard Premium

-     Gross Flat EXTRA 1 Premium

-     Gross Flat EXTRA 2 Premium

-     W.P. Premium

-     ADB Premium

-     Policy Fee

-     Dividend

-     Life Standard Allowance

-     Life Substandard Allowance

-     Gross Flat EXTRA 1 Allowance

-     Gross Flat EXTRA 2 Allowance

-     W.P. Allowance

-     ADB Allowance

ADDITIONAL DATA ITEMS (not required)

-     Par/Nonpar Indicator

-     State of Residency

-     Type of Evidence

-     Underwriting Indicator

-     Social Security Number

-     Coverage Sequence Number

-     Account Number

-     COX/MCX/RPR

-     ER/NR

-     Age Basis

-     Gross Premium

-     Allowance

-     Tax Interest Rate

-     Status Code

-     Years From Issue to Conversion

-     Reinsurance Premium Mode

-     Retention Indicator

-     Retention Amount

-     Cash Value

-     First Year/Renewal Indicator

SPECIAL PRODUCTS (only required if
applicable)

-     Joint Insured Name

      - Joint Last name

      - Joint First Name

      - Joint Middle Initial

-     Term Additions Indicator

-     Accelerated Benefit Indicator

-     Purchase Options

                                 Policy Exhibit
                              _________________, 19

                            Risk Premium Reinsurance

-----------Current Period------------     -------------- Year-lo-Date-----------

         Number                    Amount                       Number                        Amount
      of Policies              of Reinsurance                of Policies                  of Reinsurance
      -----------              --------------                -----------                  --------------
In-force Beg. of Period                                 In-force Beg. of Year
Issues - Automatic                                      Issues - Automatic
Issues - Facultative                                    Issues - Facultative
Cancellations (NTO's)                                   Cancellations (NTO's)
Reinstates from Cancels                                 Reinstates from Cancels
Other Increases                                         Other Increases
(Include other reinstatements)                          (Include other reinstatements)
         Total Increases                                        Total Increases

Deaths                                                  Deaths
Recaptures                                              Recaptures
Expiries & Maturities                                   Expiries & Maturities
Lapses & Surrenders                                     Lapses & Surrenders
Other Decreases in Coverage                             Other Decreases in Coverage
         Total Decreases                                        Total Decreases

In-force End of Period                                          In-force Year-to-Date

                            Quarterly Reserve Report

      Mean Reserves as of End of ___________________________ Quarter, 19__

                            Risk Premium Reinsurance

Life

Accidental Death Benefits            _________________________

Waiver of Premium                    _________________________

Mortality Table                      _________________________

Rate of Interest                     _________________________

LINCOLN NATIONAL REINSURANCE LOGO
A part of LINCOLN NATIONAL CORPORATION

FRAUD STATEMENT REQUIRED BY SOME STATES Any person who knowingly and with intent to defraud any insurance company or other person files a statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime.

This form should be completed and forwarded to: Individual Life Reinsurance Claim Administration Lincoln National Life Reinsurance Company
P. O. Box 207
Fort Wayne, IN 46801
(219) 455-2506
Fax (219) 455-2738

INSURANCE DEATH CLAIM

1. TO GIVE PRELIMINARY NOTICE OF DEATH COMPLETE ITEMS 1-4b and 11. Date __________, 19_________________

2.       a.       Name of Insured____________

         b.       Date of Birth______________

         c.       Date of Death______________

         d.       State of Residence_________

         e.       Cause of Death ____________

3. If any policies are CONTESTABLE or involve ADB, have you initiated a claim investigation?
         [ ] No [ ] Yes

4. LIST ALL POLICIES you have on this insured, including terminated policies and date of termination. Indicate whether any policies have been reinstated within the past two years.

         a. Do you have policies issued, but NOT REINSURED WITH LINCOLN NATIONAL? [ ] No [ ] Yes
                  (If so, please complete the following for EACH policy)

                                                                         HAS YOUR POLICY
                                                                          LAPSED WITHIN
                      FACE      RETENTION                 DATE OF         LAST TWO YEARS
 YOUR                AMOUNT      FOR AGE,               TERMINATION   ------------------   FACE AMOUNT NOT
POLICY   DATE OF   ----------     PLAN &    REINSURED   -----------            Date        INSURED NOT NUM
NUMBER    ISSUE    LIFE   ADB      RATE     ELSEWHERE   LIFE   AUD          Reinstated      LIFE     AUD
----------------------------------------------------------------------------------------------------------
                   $      $     $           $                                              $         $
----------------------------------------------------------------------------------------------------------
                                                                      [ ] No [ ] Yes
----------------------------------------------------------------------------------------------------------
                                                                      [ ] No [ ] Yes
----------------------------------------------------------------------------------------------------------
                                                                      [ ] No [ ] Yes
----------------------------------------------------------------------------------------------------------

b. POLICIES INSURED WITH LINCOLN NATIONAL. Were any of these policies issued as a result of a CONVERSION, EXCHANGE OR REPLACEMENT of other Life Coverage in your company? [ ] No [ ] Yes (If yes, furnish former policy no., issue date, plan, amount, termination date and name of prior insurer.)

         Did any of these policies replace Life coverage from another company?
         [ ] No [ } Yes (If yes, was there full and complete underwriting by your company? [ ] No [ ] Yes

                                                                             HAS YOUR POLICY
                                                                              LAPSED WITHIN
                           FACE      RETENTION                 DATE OF        LAST TWO YEARS      FACE AMOUNT NOT
 YOUR                     AMOUNT      FOR AGE,               TERMINATION   --------------------   INSURED NOT NUM
POLICY        DATE OF   ----------     PLAN &    REINSURED   -----------                Date      ---------------
NUMBER         ISSUE    LIFE   ADB      RATE     ELSEWHERE   LIFE   AUD              Reinstated   LIFE        ADD
-----------------------------------------------------------------------------------------------------------------
                        $      $     $           $                                                 $           $
-----------------------------------------------------------------------------------------------------------------
                                                                           [ ] No [ ] Yes
-----------------------------------------------------------------------------------------------------------------
                                                                           [ ] No [ ] Yes
-----------------------------------------------------------------------------------------------------------------
                                                                           [ ] No [ ] Yes
-----------------------------------------------------------------------------------------------------------------
                                                                           [ ] No [ ] Yes
-----------------------------------------------------------------------------------------------------------------
                                                             Amount Reinsured with LNRC            $           $
                                                                                               ------------------
Total Issued                   $     $                       Plus Amounts reinsured elsewhere      $           $
Less Total Terminated                                        Plus Your Retention
Insured Now in Force                                         Total
                               ------------------                                              ------------------
                               $     $           -___________These should agree_______________-    $           $
                               $     $                                                             $           $
-----------------------------------------------------------------------------------------------------------------

5. TO ESTABLISH CLAIM FOR REINSURANCE REIMBURSEMENT, COMPLETE QUESTIONS 1-11. Date ___________. 19 ___

         For INCONTESTABLE POLICIES WITHOUT ADB

         -        If amount reinsured is $25,000 or less

                  -        COMPLETE this Reinsurance Death Claim Form only

         -        If amount reinsured is greater than $25,000

                  -        COMPLETE this Reinsurance Death claim form

                  -        ATTACH Proofs of Death

                  -        ATTACH Application Parts 1, 2, 3 and Underwriting

                           Worksheet if ceded automatically.

For CONTESTABLE AND/OR ADB POLICIES

         -        COMPLETE the Reinsurance Death Claim Form

         -        ATTACH Proof of Death

         -        ATTACH any Investigation Reports not previously forwarded

         - ATTACH Application and Underwriting file Including the Underwriting Worksheet If ceded automatically

                                                                                                       Life        Accidental Death
                                                                                                  ----------------------------------
6.       Are you awaiting our advice before making a claim decision?                              [ ] No [ ] Yes    [ ] No [ ] Yes
7.       Has your claim been approved for payment in full? If so, send a copy of your worksheet.  [ ] No [ ] Yes    [ ] No [ ] Yes
8.       Has settlement been sent to your beneficiary?                                            [ ] No [ ] Yes    [ ] No [ ] Yes

9.       Memorandum __________________________________________

10.      Reimbursement is requested on the following:

Lincoln National Policy No.    Life Benefit Due     Accidental Death Benefit Due
--------------------------------------------------------------------------------
                               $                    $
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total Requested                $                    $
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

11.      Your Company Name_________________________
         Signature_________________________________
         Title_____________________________________
         Telephone No. ( )_____Ext.______________

                                PREMIUM SCHEDULE
         (Effective as of September 1, 1996, for Facultative Reinsurance
                  and March 1, 1997, for Automatic Reinsurance)
                                       to
                               Agreement Number 4

STANDARD REINSURANCE PREMIUMS

Basic Reinsurance-Premium Rates: The annual reinsurance premium rates for reinsurance ceded under this Agreement shall be Security Equity's attached rates charged the insured per thousand dollars of Reinsured Net Amount At Risk times the following percentages:

        Plan                Reinsurance           Effective            Durations
                                Type              From/Until              All
Individually
Underwritten
Single Life Variable
Universal Life             Facultative         09-01-96/10-31-96          105%
                                               11-01-96/ --               103
                           Automatic           03-01-97/ --               103


Guaranteed Issue           Facultative         09-01-96/ --               145
                           Automatic           03-01-97/ --               145

Simplified Issue           Facultative         09-01-96/ --               118
                           Automatic           03-01-97/ --               118

ADDITIONAL AMOUNTS PAID BY SECURITY EQUITY:

(1) Substandard Premiums: For Policies written on substandard risks, the appropriate premium rate shall be adjusted by multiplying the rate by twenty-five percent (25%) for each table assessed the risk and adding such amount to the reinsurance premiums due.

(2) Temporary Flat Extra-Premiums: Security Equity agrees to pay Lincoln a temporary flat extra premium equal to the product of the flat extra premium assigned by Security Equity or Lincoln on the Policy times the initial Reinsured Net Amount at Risk minus an allowance of ten percent (10%) for all renewal years such premium is payable.

961863.agm                                                               Page 28
3509/4

(3) Permanent Flat Extra-Premiums: Security Equity agrees to pay Lincoln any permanent flat extra premium paid calculated on the initial Reinsured Net Amount at Risk minus an allowance of seventy-five percent (75%) for the first year such premium is payable and ten percent (10%) for all renewal years such premium is payable.

(4) Continuations: Premiums payable for reinsurance of a Continuation shall be based on the age at issue and duration from issue of the original Policy. If the premium scale applicable to a Continuation contains a Policy fee, Security Equity agrees to pay a first year Policy fee on the Continuation if a Policy fee was not paid at issue of the original Policy.

ADDITIONAL AMOUNTS PAID BY LINCOLN:

(1) Premium Taxes: Lincoln shall not reimburse Security Equity for state premium taxes.

(2) Experience Refunds: Lincoln shall not pay an experience refund to Security Equity.

(3) Unearned Premiums: Lincoln agrees to refund, without interest, any reinsurance premiums unearned as of the date of death of an insured person or as of the date of a reduction of reinsurance pursuant to the "Reductions" article.

961863.agm                                                               Page 29
3509/4

                         SECURITY EQUITY LIFE INSURANCE
                                 MORTALITY RATES
                             VARIABLE UNIVERSAL LIFE
                                 MALE NON-SMOKER
                                 ISSUE AGE 20-85

                         SECURITY EQUITY LIFE INSURANCE
                                 MORTALITY RATES
                             VARIABLE UNIVERSAL LIFE
                                   MALE SMOKER
                                 ISSUE AGE 20-85

                         SECURITY EQUITY LIFE INSURANCE
                                 MORTALITY RATES
                             VARIABLE UNIVERSAL LIFE
                                FEMALE NON-SMOKER
                                 ISSUE AGE 20-85

                         SECURITY EQUITY LIFE INSURANCE
                                 MORTALITY RATES
                             VARIABLE UNIVERSAL LIFE
                                  FEMALE SMOKER
                                 ISSUE AGE 20-85

                              ARBITRATION SCHEDULE
         (Effective as of September l, 1996, for Facultative Reinsurance
                  and March 1, 1997, for Automatic Reinsurance)
                                       to
                               Agreement Number 4

To initiate arbitration, either Security Equity or Lincoln agrees to notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent agrees to respond in writing to the notification within ten (10) days of its receipt.

The arbitration hearing shall be held before a panel of three arbitrators, each of whom must be a present or former officer of a life insurance company. An arbitrator may not be a present or former officer, attorney, or consultant of Security Equity or Lincoln, or either's affiliates.

Security Equity and Lincoln agree to each name five (5) candidates to serve as an arbitrator. Each agree to choose one candidate from the other's list, and these two candidates shall serve as the first two arbitrators. If one or more candidates so chosen decline to serve as an arbitrator, the party that named the candidate shall add an additional candidate to its list, and the other party agrees to again choose one candidate from the list. This process shall continue until two arbitrators have been chosen and have accepted. Security Equity and Lincoln agree to present their initial lists of five (5) candidates by written notification to the other party within twenty-five (25) days of the date of the mailing of the notification initiating the arbitration. Any subsequent additions to the list which are required shall be presented within ten (10) days of the date the naming party receives notice that a candidate who has been chosen declines to serve.

The two arbitrators shall select the third arbitrator from the eight (8) candidates remaining on the lists of Security Equity and Lincoln within fourteen
(14) days of the acceptance of their positions as arbitrators. If the two arbitrators cannot agree on the choice of a third, then this choice shall be referred back to Security Equity and Lincoln. Security Equity and Lincoln agree to take turns striking the names of the remaining candidates from the initial eight (8) candidates until only one candidate remains. If the candidate so chosen shall decline to serve as the third arbitrator, the candidate whose name was stricken last shall be nominated as third arbitrator. This process shall continue until a candidate has been chosen and accepted. This candidate shall serve as the third arbitrator. The first turn at striking the name of a candidate shall belong to the party that is responding to the other party's initiation of arbitration. Once chosen, the arbitrators are empowered to decide all substantive and procedural issues by a majority of votes.

961863.agm                                                               Page 30
3509/4

It is agreed that each of the three arbitrators should be impartial regarding the dispute and should resolve the dispute on the basis described in the "Arbitration" article. At no time shall either Security Equity or Lincoln contact or otherwise communicate with any person who is to be or has been designated as a candidate to serve as an arbitrator concerning the dispute, except upon the basis of jointly drafted communications provided by both Security Equity and Lincoln to inform those candidates actually chosen as arbitrators of the nature and facts of the dispute. Likewise, any written or oral arguments provided to the arbitrators concerning the dispute shall be coordinated with the other party and shall be provided simultaneously to the other party or shall take place in the presence of the other party. Further, at no time shall any arbitrator be informed that he or she has been named or chosen by one party or the other.

The arbitration hearing shall be held on the date and in the location set by the arbitrators. In no event shall this date be later than six (6) months after the appointment of the third arbitrator. As soon as possible, the arbitrators shall establish prearbitration procedures as warranted by the facts and issues of the particular case. At least ten (10) days prior to the arbitration hearing, each party agrees to provide the other party and the arbitrators with a detailed statement of the facts and arguments it will present at the arbitration hearing. The arbitrators may consider any relevant evidence and agree to give the evidence such weight as they deem appropriate after consideration of any objections raised concerning it. The party initiating the arbitration shall have the burden of proving its case by a preponderance of the evidence. Each party may examine any witnesses who testify at the arbitration hearing. Within twenty
(20) days after the end of the arbitration hearing, the arbitrators shall issue a written decision that sets forth their findings and any award to be paid as a result of the arbitration, except that the arbitrators may not award punitive or exemplary damages. In their decision, the arbitrators shall apportion the costs of arbitration, which shall include, but not be limited to, their own fees and expenses.

961863.agm                                                               Page 31
3509/4

                           INCREASING POLICY ADDENDUM
         (Effective as of September 1, 1996, for Facultative Reinsurance
                  and March 1, 1997, for Automatic Reinsurance)
                                       to
                               Agreement Number 4

The provisions of the Agreement shall apply in all respects to reinsurance of an Increasing Policy except as otherwise set forth in this Addendum.

This Addendum is referred to as "IP" in the "Applicable Addendum" column of the POLICIES REINSURED section of the Life Benefits Schedule.

                                 1. DEFINITIONS

1.1. Increasing Policy - a Policy, including any attached riders or endorsements, that provides an increasing death benefit where the increases are not subject to Security Equity's underwriting approval.

1.2. Maximum Amount - One hundred and fifty percent (150%) of the Reinsurance Amount.

                             2. TERMS OF REINSURANCE

2.1. Security Equity's Retention for Increasing Policies shall be set forth in the Life Benefits Schedule.

2.2. Lincoln agrees to automatically accept Lincoln's Proportionate Share of all increases on the Increasing Policy up to, but not to exceed, the Maximum Amount.

2.3. For purposes of changes in Retention, increases in an Increasing Policy's Net Amount at Risk shall be considered issued on the issue date of the original Policy.

SELIC/LINCOLN NATIONAL REINSURANCE AGREEMENT
#9386727

961863.agm                                                               Page 32
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